Exhibit 1.01

Peraso Inc.

Conflict Minerals Report

For the year ended December 31, 2023

This Conflict Minerals Report of Peraso Inc. (“Peraso” or the “Company”) for the reporting period January 1, 2023 to December 31, 2023 is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). Rule 13p-1 was adopted by the Securities and Exchange Commission to implement reporting and disclosure requirements related to Conflict Minerals, as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Conflict Minerals are defined as columbite-tantalite (coltan), cassiterite, gold and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, “3TG”), that originate in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

The Company is a fabless semiconductor company specializing in the development of millimeter wave, which is generally described as the frequency band from 24 Gigahertz (“GHz”) to 300GHz, wireless technology. The Company also manufactures and sells high-performance memory semiconductor devices for a wide range of markets and receives royalties from licensees of its memory technology. The Company derives revenue from selling its semiconductor devices and antenna modules, performance of non-recurring engineering services and licensing of its technologies. As a fabless semiconductor company, Peraso does not purchase directly from smelters or refineries and must rely upon its manufacturing subcontractors to: (i) identify whether 3TG minerals are used in the manufacture of Peraso’s products, (ii) identify the sources of 3TG used in the manufacture of Peraso products, and (iii) declare whether any of the 3TG minerals used is a Conflict Mineral. Peraso has determined that at least one or more of the 3TG is necessary to produce one or more Peraso integrated circuit products. In particular, the Company believes some material used by its foundry to produce the silicon wafers for one or more of the Company’s products contains at least one of the 3TG.

The Company has conducted a good faith reasonable country of origin inquiry regarding the 3TG contained in its products, which inquiry was designed to determine (a) whether any of the 3TG contained in its products originated in the Covered Countries and (b) whether any of the 3TG are from recycled or scrap sources. The Company also exercised due diligence on the chain of custody and source of the 3TG.

Peraso’s due diligence measures were based on the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC/GeSI”) initiative with the smelters and refiners of Conflict Minerals that provide 3TG to the Company’s suppliers. Peraso’s due diligence measures were comprised of:

●	conducting a supply-chain survey with direct suppliers of materials containing 3TG using the standard Conflict Minerals Reporting Template designed by the Responsible Minerals Initiative (“RMI”), which is an initiative of the EICC/GeSi, to identify the smelters and refiners;

●	comparing the smelters and refiners identified in the supply-chain survey against the list of smelter facilities which have been identified as “conflict-free” by programs such as the EICC/GeSI Conflict Free Smelter (“CFS”) program for 3TG; and

●	reviewing direct suppliers’ conflict minerals policies to ensure that they are encouraging their suppliers to not source from refiners, smelters and other suppliers that may use 3TG originating from the Covered Countries.

Because some of the information provided by Peraso suppliers is incomplete and not all smelters have been identified under the CFS program as conflict-free, Peraso is unable to determine if its products are entirely conflict-free; however, the Company does not have any information indicating that any of the 3TG used by Peraso’s manufacturing subcontractors originate from the Covered Countries.

Based on the information provided by the Company’s suppliers and obtained through the due diligence process, set forth below is a list of CFS program-certified conflict-free facilities identified by the Company’s supply chain:

Mineral	Smelter or Refiner Facility Name	Smelter ID	Country
Gold	8853 S.p.A.	CID002763	Italy
Gold	Advanced Chemical Company	CID000015	USA
Gold	Agosi AG	CID000035	Germany
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil
Gold	Argor-Heraeus S.A.	CID000077	Switzerland
Gold	Asahi Pretec Corp.	CID000082	Japan
Gold	Asahi Refining Canada Ltd.	CID000924	Canada
Gold	Asahi Refining USA Inc.	CID000920	USA
Gold	Asaka Riken Co., Ltd.	CID000090	Japan
Gold	Aurubis AG	CID000113	Germany
Gold	Bangalore Refinery	CID002863	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines
Gold	Boliden AB	CID000157	Sweden
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada
Gold	Cendres + Metaux S.A.	CID000189	Switzerland
Gold	Chimet S.p.A.	CID000233	Italy
Gold	Chugai Mining	CID000264	Japan
Gold	Dowa	CID000401	Japan
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates
Gold	Geib Refining Corporation	CID002459	USA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China
Gold	Heimerle + Meule GmbH	CID000694	Germany
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China
Gold	Heraeus Germany GmbH & Co. KG	CID000711	Germany
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan
Gold	Istanbul Gold Refinery	CID000814	Turkey
Gold	Italpreziosi	CID002765	Italy
Gold	Japan Mint	CID000823	Japan
Gold	Jiangxi Copper Co., Ltd.	CID000855	China
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan
Gold	Kazzinc	CID000957	Kazakhstan
Gold	Kennecott Utah Copper LLC	CID000969	USA
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of
Gold	L'Orfebre S.A.	CID002762	Andorra
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of
Gold	LT Metal Ltd.	CID000689	Korea, Republic of
Gold	Materion	CID001113	USA
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	South Africa
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China
Gold	Metalor Technologies S.A.	CID001153	Switzerland
Gold	Metalor USA Refining Corporation	CID001157	USA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico
Gold	Mitsubishi Materials Corporation	CID001188	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan

Gold	MKS PAMP SA	CID001352	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan
Gold	NH Recytech Company	CID003189	Korea, Republic of
Gold	Nihon Material Co., Ltd.	CID001259	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan
Gold	PAMP S.A.	CID001352	Switzerland
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia
Gold	PX Precinox S.A.	CID001498	Switzerland
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa
Gold	REMONDIS PMR B.V.	CID002582	Netherlands
Gold	Royal Canadian Mint	CID001534	Canada
Gold	SAAMP	CID002761	France
Gold	Safimet S.p.A	CID002973	Italy
Gold	SAFINA A.S.	CID002290	Czechia
Gold	Samduck Precious Metals	CID001555	Korea, Republic of
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan, Province of China
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan, Province of China
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of
Gold	T.C.A S.p.A	CID002580	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan
Gold	Torecom	CID001955	Korea, Republic of
Gold	Umicore Precious Metals Thailand	CID002314	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium
Gold	United Precious Metal Refining, Inc.	CID001993	USA
Gold	Valcambi S.A.	CID002003	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany
Gold	Yamakin Co., Ltd.	CID002100	Japan
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China
Tantalum	AMG Brasil	CID001076	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China
Tantalum	D Block Metals, LLC	CID002504	USA
Tantalum	F&X Electro-Materials Ltd.	CID000460	China
Tantalum	FIR Metals & Resource Ltd.	CID002505	China
Tantalum	Global Advanced Metals Aizu	CID002558	Japan
Tantalum	Global Advanced Metals Boyertown	CID002557	USA
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany
Tantalum	H.C. Starck Inc.	CID002548	USA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China
Tantalum	KEMET de Mexico	CID002539	Mexico
Tantalum	Materion Newton Inc.	CID001113	USA
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China
Tantalum	NPM Silmet AS	CID001200	Estonia
Tantalum	QuantumClean	CID001508	USA
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	China
Tantalum	Taki Chemical Co., Ltd	CID001869	Japan
Tantalum	TANIOBIS Co., Ltd	CID002544	Thailand
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Germany
Tantalum	TANIOBIS GmbH	CID002545	Germany
Tantalum	TANIOBIS Japan Co., Ltd	CID002549	Japan
Tantalum	Telex Metals	CID001891	USA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan
Tantalum	Ximei Resources (Guangdong) Limited	CID000616	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China
Tin	Alpha	CID000292	USA
Tin	Aurubis Beerse	CID002773	Belgium
Tin	Aurubis Berango	CID002774	Spain
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd	CID003190	China
Tin	China Tin Group Co., Ltd.	CID001070	China
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Brazil
Tin	CRM Synergies	CID003524	Spain
Tin	CV Ayi Jaya	CID002570	Indonesia
Tin	CV Venus Inti Perkasa	CID002455	Indonesia
Tin	Dowa	CID000402	Japan
Tin	DS Myanmar	CID003831	Myanmar
Tin	EM Vinto	CID000438	Bolivia (Plurinational State of)
Tin	Estanho de Rondonia S.A.	CID000448	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Brazil
Tin	Fenix Metals	CID000468	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.	CID000555	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China
Tin	Luna Smelter, Ltd.	CID003387	Rwanda
Tin	Ma’anshan Weitai Tin Co., Ltd.	CID003379	Viet Nam
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	Brazil
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia
Tin	Metallic Resources, Inc.	CID001142	USA
Tin	Metallo Belgium N.V.	CID002773	Belgium
Tin	Metallo Spain S.L.U.	CID002774	Spain
Tin	Mineracao Taboca S.A.	CID001173	Brazil
Tin	Minsur	CID001182	Peru
Tin	Mitsubishi Materials Corporation	CID001191	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia (Plurinational State of)
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia
Tin	PT Babel Inti Perkasa	CID001402	Indonesia
Tin	PT Babel Surya Alam Lestari	CID001406	Indonesia
Tin	PT Bangka Serumpun	CID003205	Indonesia
Tin	PT Bukit Timah	CID001428	Indonesia
Tin	PT Cipta Persada Mulia	CID002696	Indonesia
Tin	PT Menara Cipta Mulia	CID002835	Indonesia
Tin	PT Mitra Stania Prima	CID001453	Indonesia
Tin	PT Mitra Sukses Globalindo	CID003449	Indonesia
Tin	PT Prima Timah Utama	CID001458	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	Indonesia

Tin	PT Rajawali Rimba Perkasa	CID003381	Indonesia
Tin	PT Rajehan Ariq	CID002593	Indonesia
Tin	PT Refined Bangka Tin	CID001460	Indonesia
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia
Tin	PT Sukses Inti Makmur	CID002816	Indonesia
Tin	PT Timah Nusantara	CID001486	Indonesia
Tin	PT Timah Tbk Kundur	CID001477	Indonesia
Tin	PT Timah Tbk Mentok	CID001482	Indonesia
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia
Tin	PT Tommy Utama	CID001493	Indonesia
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil
Tin	Rui Da Hung	CID001539	Taiwan, Province of China
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Viet Nam
Tin	Thaisarco	CID001898	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	China
Tin	Tin Technology & Refining	CID003325	USA
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China
Tungsten	A.L.M.T. Corp.	CID000004	Japan
Tungsten	ACL Metais Eireli	CID002833	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China
Tungsten	Cronimet Brasil Ltda	CID003468	Brazil
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	China
Tungsten	Fujian Xinlu Tungsten	CID003609	China
Tungsten	Ganzhou Haichuang Tungsten Co. Ltd	CID002645	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China
Tungsten	Global Tungsten & Powders Corp.	CID000568	USA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	China
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CID003417	China
Tungsten	Kennametal Fallon	CID000966	USA
Tungsten	Kennametal Huntsville	CID000105	USA
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Taiwan, Province of China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China
Tungsten	Masan High-Tech Materials	CID002543	Viet Nam
Tungsten	Niagara Refining LLC	CID002589	USA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Germany
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	China

The Company has communicated its expectations, as reflected in its Conflict Minerals Policy, to its manufacturing subcontractors and other suppliers. The Company continues to engage with its suppliers to update their information on the source and chain of custody of conflict minerals in Peraso’s supply chain and to require that all smelters utilized agree to participate in the RMI or equivalent program.

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